Exhibit 99.1

            Change in Audio Access Information for Astoria Financial
              Presentation at Investor Conference on November 11th

    LAKE SUCCESS, N.Y., Nov. 2 /PRNewswire-FirstCall/ -- Astoria Financial Corporation ("the Company") (NYSE: AF), as previously announced, will be presenting at the Sandler O'Neill 2004 Financial Services Conference at
10:55 a.m. on Thursday, November 11, 2004. A simultaneous webcast of the Company's presentation, including the slide presentation and any follow-up questions and answers, will be available on the Company's website, http://www.astoriafederal.com and archived through November 19, 2004. Live audio access is also available through a direct telephone dial in to
(706) 645-9215. However, audio callers using the direct dial-in should refer to the "Sandler O'Neill Conference - Session 3" for live audio access.



SOURCE  Astoria Financial Corporation
    -0-                             11/02/2004
    /CONTACT: Peter J. Cunningham, First Vice President, Investor Relations of Astoria Financial Corporation, +1-516-327-7877, ir@astoriafederal.com /
    /Company News On-Call: http://www.prnewswire.com/comp/104529.html / /Web site: http://www.astoriafederal.com /
    (AF)

CO:  Astoria Financial Corporation
ST:  New York
IN:  FIN
SU:  TDS CCA